UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 10, 2023
_______________________________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)
_______________________________________________________________________________________

Delaware	1-6227	42-0823980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

As previously disclosed, Lee Enterprises, Incorporated (the “Company”) received two letters from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company it was not in compliance with the timely filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1), the first of which was sent on December 28, 2022, because the Company had not timely filed its Annual Report on Form 10-K for the fiscal year ending September 25, 2023 (the “Form-10K”) with the Securities and Exchange Commission (“SEC”), and the second letter sent on February 8, 2023, because the Company had not timely filed its Quarterly Report on Form 10-Q for the period ending December 25, 2023, with the SEC.

On March 3, 2022, the Company received written notice from Nasdaq (“Nasdaq Notification Letter”) informing the Company that it has regained compliance with Nasdaq Listing Rule 5250(c)(1) upon the filing of the Company’s Form 10-K on February 27, 2023, and the filing of the Company’s Form 10-Q on March 2, 2023, and that the matter was now closed.

On March 10, 2023, the Company issued a press release disclosing the Company’s receipt of the Nasdaq Notification Letter”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d)Exhibits
99.1	Press release issued by Lee Enterprises, Incorporated on March 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	March 10, 2023	By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer